Exhibit 2.i.1



                        AMERICAN CAPITAL STRATEGIES, LTD.

                           FIRST AMENDED AND RESTATED

                          EMPLOYEE STOCK OWNERSHIP PLAN




                            Effective August __, 1997



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                                TABLE OF CONTENTS

SECTION                                                                    PAGE

   1.   Nature of the Plan....................................

   2.   Definitions...........................................

   3.   Eligibility and Participation.........................

   4.   Plan Contributions....................................

   5.   Participant Contributions.............................

   6.   Investment of Trust Assets............................

   7.   Allocations to Participants' Accounts.................

   8.   Vesting of Participants' Accounts.....................

   9.   Expenses of the Plan and Trust........................

  10.   Rights with Respect to Voting and
        Responding to Offers to Purchase
        or Exchange Company Stock.............................

  11.   Disclosure to Participants............................

  12.   Distributions of Capital Accumulation.................

  13.   In-Service Distributions..............................

  14.   Distributions Following Termination
        of Service............................................

  15.   Deferrals of Distributions and
        Mandatory Distributions...............................

  16.   Manner of Distribution of Capital
        Accumulation..........................................

  17.   Rights, Restrictions and Options
        on Company Stock......................................

  18.   No Assignment of Benefits.............................

  19.   Administration........................................

  20.   Claims Procedure......................................

  21.   No Duties or Rights Except
        as Provided in the Plan...............................

  22.   "Top-Heavy" Contingency Provisions....................

  23.   Future of the Plan....................................

  24.   Governing Law.........................................

  25.   Successors and Assigns................................


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SECTION                                                                    PAGE

  26.   Execution.............................................







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                        AMERICAN CAPITAL STRATEGIES, LTD.

                           FIRST AMENDED AND RESTATED

                          EMPLOYEE STOCK OWNERSHIP PLAN

INTRODUCTION:

          As of January 1, 1992, American Capital Strategies, Ltd., a Delaware corporation, established the American Capital Strategies, Ltd. Employee Stock Ownership Plan. The Corporation now wishes to amend and modify the plan and hereby adopts the following First Amended and Restated Employee Stock Ownership Plan as a restatement in its entirety of the prior plan, effective as of August __, 1997:

1. Nature of the Plan.

          The purpose of this Plan is to enable participating Employees to share in the growth and prosperity of the Company and to provide them with an opportunity to accumulate capital for their future economic security. Therefore, the Trust under the Plan is designed to invest primarily in Company Stock. The Plan is intended to be permanent and to benefit Employees of the Company on the Effective Date as well as Employees entering into the Service of the Company thereafter. Pursuant to the terms of the Plan, the Plan may be used to provide Plan Participants with beneficial ownership of Company stock and to receive loans (or other extensions of credit) to finance the acquisition of Company Stock, with such loans to be repaid by contributions from the Company to the Trust and from other legally permissible sources (such as dividends on Company Stock).

          The Plan is a combination stock bonus plan and money purchase pension plan which together constitute an employee stock ownership plan. The Plan is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and under Section 4975(e)(7) of the Code. The Trust holding the Trust Assets is intended to be exempt from taxation under
Section 501(a) of the Code.

          All Trust Assets held under the Plan and Trust will be administered, distributed and otherwise governed by the provisions of this Plan and the related Trust Agreement. The Plan is to be administered by the Administrative Committee for the exclusive benefit of Participants and their Beneficiaries.

2. Definitions.

                (a) In this Plan, whenever the context so indicates, the singular or plural number and the masculine or feminine gender shall be deemed to include the other, the terms "he," "his" and "him" shall refer to a Participant or Beneficiary, as the case may be, and the capitalized terms shall have the following meanings:

Account..........................   One of several accounts
                                    maintained to record the
                                    interest of a Participant or
                                    his or her Beneficiary in the
                                    Plan.

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Acquisition Loan.................   A loan (or other extension of
                                    credit, including an
                                    installment obligation to a
                                    party in interest) used by
                                    the Administrative Committee
                                    to finance the acquisition of
                                    Company Stock, which loan may
                                    constitute an extension of
                                    credit to the Trust from a
                                    party in interest (as defined
                                    in ERISA Section 3(14)).  See
                                    Section 6.

Administrative Committee.........   The two-person committee
                                    appointed pursuant to
                                    Section 19 to administer the
                                    Plan.

Anniversary Date.................   The last day of each Plan
                                    Year.

Beneficiary......................   The person (or persons)
                                    entitled to receive any
                                    benefit under the Plan in the
                                    event of a Participant's
                                    death.

Board of Directors...............   The Board of Directors of
                                    American Capital Strategies,
                                    Ltd.

Break in Service.................   A Plan Year during which a
                                    Participant has not been
                                    credited 51 Hours of
                                    Service.  For the purposes of
                                    determining whether a
                                    Participant has incurred a
                                    Break in Service, if the
                                    Participant is absent by
                                    reason of the pregnancy of
                                    the Participant, the birth of
                                    a child of the Participant,
                                    the placement of a child with
                                    the Participant in connection
                                    with the adoption of the
                                    child, or for the purposes of
                                    caring for such child
                                    immediately following such
                                    birth or placement, a
                                    Participant will be credited
                                    with hours equivalent to the
                                    hours missed up to 51 Hours
                                    of Service in the Plan Year
                                    in which such absence begins,
                                    if such crediting will
                                    prevent him or her from
                                    incurring a Break in Service,
                                    or in the next following Plan
                                    Year.

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Capital Accumulation.............   A Participant's vested
                                    (nonforfeitable) interest in
                                    his or her Accounts under the
                                    Plan.

Cash Account.....................   The Account of a Participant
                                    or Beneficiary which reflects
                                    his or her interest under the
                                    Plan attributable to Trust
                                    Assets other than Company
                                    Stock.  See Section 7.

Code.............................   The Internal Revenue Code of
                                    1986, as amended.

Company..........................   American Capital Strategies,
                                    Ltd., a Delaware corporation,
                                    any successors or assigns of
                                    the Company, through merger,
                                    consolidation,
                                    reorganization, change of
                                    name, sale of assets or
                                    assignment of rights and
                                    liabilities of the Company,
                                    any other entity which adopts
                                    this Plan, and, as
                                    applicable, each subsidiary
                                    of the Company whose
                                    employees are Participants in
                                    the Plan.

Company Common Stock.............   Shares of any class of common
                                    stock of the Company, such
                                    shares constituting employer
                                    securities within the meaning
                                    of Section 409(1) of the Code.

Company Stock....................   Company Common Stock of any
                                    class or series

Company Stock Account............   The Account(s) of a
                                    Participant or Beneficiary
                                    that reflects his or her
                                    interest in Company Stock
                                    held under the Plan.  See
                                    Section 7.

Compensation.....................   The sum, without duplication,
                                    of (a) all amounts paid to an
                                    Employee by the Company in a
                                    Plan Year for services
                                    performed as reportable on
                                    Internal Revenue Service
                                    Form W-2; (b) regardless of
                                    whether includible in any
                                    Employee's gross income, any
                                    amounts paid on account of
                                    workers' compensation,
                                    sickness, accident or
                                    disability and which are
                                    described in

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                                    Sections 104(a)(1),
                                    104(a)(3), 105(a) and 105(h)
                                    of the Code;  (c) any other
                                    amounts which may be included
                                    in compensation under Code
                                    Section 415 or Treas. Reg.
                                    ss. 1.415-2(d); and (d) the
                                    Company's contribution
                                    pursuant to a salary
                                    reduction agreement which is
                                    not includable in the gross
                                    income of the Participant
                                    under Section 125, 402(e)(3),
                                    402(h) or 403(b) of the
                                    Code.  Amounts in excess of
                                    $150,000 (adjusted as set
                                    forth in Section 415(d) of
                                    the Code) shall be
                                    disregarded.

Direct Rollover..................   A payment by the Plan to the
                                    Eligible Retirement Plan
                                    specified by the Distributee.

Disability.......................   The inability to engage in
                                    any substantial gainful
                                    activity by reason of a
                                    medically determinable
                                    impairment expected to last
                                    at least 12 months or to end
                                    in death as defined in
                                    Section 72(m)(7) of the Code
                                    and Title II and Title XVI of
                                    the Social Security Act.

Distributee......................   A distributee includes an
                                    Employee or former Employee.
                                    In addition, the Employee's
                                    or former Employee's
                                    surviving spouse and the
                                    Employee's or former
                                    Employee's spouse or former
                                    spouse who is the alternate
                                    payee under a qualified
                                    domestic relations order, as
                                    defined in section 414(p) of
                                    the Code, are Distributees
                                    with regard to the interest
                                    of the spouse or former
                                    spouse.

Effective Date...................   January 1, 1992; except in
                                    the context of the First
                                    Amended and Restated American
                                    Capital Strategies, Ltd.
                                    Employee Stock Ownership
                                    Plan, the Effective Date of
                                    which is August __, 1997

Eligible Retirement Plan.........   An individual retirement
                                    account described in

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                                    section 408(a) of the Code,
                                    an individual retirement
                                    annuity described in
                                    section 408(b) of the Code,
                                    an annuity plan described in
                                    section 403(a) of the Code,
                                    or a qualified trust
                                    described in section 401(a)
                                    of the Code, that accepts the
                                    Distributee's Eligible
                                    Rollover Distribution.
                                    However, in the case of an
                                    Eligible Rollover
                                    Distribution to the surviving
                                    spouse, an eligible
                                    retirement plan is an
                                    individual retirement account
                                    or individual retirement
                                    annuity.

Eligible Rollover
  Distribution...................   An eligible rollover
                                    distribution is any
                                    distribution of all or any
                                    portion of the balance to the
                                    credit of the distributee,
                                    except that an eligible
                                    rollover distribution does
                                    not include:  any
                                    distribution that is one of a
                                    series of substantially equal
                                    periodic payments (not less
                                    frequently than annually)
                                    made for the life (or life
                                    expectancy) of the
                                    distributee or the joint
                                    lives (or joint life
                                    expectancies) of the
                                    distributee and the
                                    distributee's designated
                                    beneficiary, or for a
                                    specified period of ten years
                                    or more; any distribution to
                                    the extent such distribution
                                    is required under
                                    section 401(a)(9) of the
                                    Code; and the portion of any
                                    distribution that is not
                                    includible in gross income
                                    (determined without regard to
                                    the exclusion for net
                                    unrealized appreciation with
                                    respect to employer
                                    securities).

Employee.........................   Any person who is employed by
                                    the Company on the Effective
                                    Date or thereafter; the term
                                    Employee shall not include a
                                    leased employee within the
                                    meaning of section 414(n)(2)
                                    of the Code.  In addition, the

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                                      -6-

                                    term Employee shall
                                    include persons employed by
                                    subsidiaries of the Company
                                    if by resolution, the Board
                                    of Directors has designated
                                    one or more groups of such
                                    persons as Employees.

Employment.......................   Employee status, in any form,
                                    with the Company.

ERISA............................   The Employee Retirement
                                    Income Security Act of 1974,
                                    as amended.

ESOP Loan........................   Any loan between the Plan and
                                    a lender which meets the
                                    requirements of Code section
                                    4975 and the regulations
                                    thereunder.

ESOP Trustee.....................   The individual(s) and/or
                                    entity appointed pursuant to
                                    the Trust Agreement to invest
                                    and hold Plan assets.

Hours of Service.................   (i)  Each hour for which an
                                    Employee is paid, or entitled
                                    to payment, for the
                                    performance of duties for the
                                    Company.  These hours shall
                                    be credited to the Employee
                                    for the computation period or
                                    periods in which the duties
                                    are performed.  (ii)  Each
                                    hour for which an Employee is
                                    paid or entitled to payment
                                    by the Company or its insurer
                                    (but not payment for
                                    unemployment insurance) on
                                    account of a period of time
                                    during which no duties are
                                    performed due to vacation,
                                    holiday, excused nonwork or
                                    work related illness,
                                    incapacity (including
                                    Disability), lay-off, jury
                                    duty, military duty, or leave
                                    of absence but not including
                                    any payment made or due an
                                    Employee solely in
                                    reimbursement of medical or
                                    medically-related expenses;
                                    provided, however, that not
                                    more than 51 Hours of Service
                                    shall be credited for a
                                    single continuous period
                                    during which an Employee
                                    does not perform any duties and an
                                    Employee

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                                    shall be credited no
                                    more than eight hours per day
                                    and forty hours a week during
                                    any such period.  Hours under
                                    this paragraph shall be
                                    calculated and credited
                                    pursuant to
                                    Section 2530.200b-2 of the
                                    Department of Labor
                                    Regulations which are
                                    incorporated herein by this
                                    reference.  (iii) Each hour
                                    for which back pay,
                                    irrespective of mitigation of
                                    damages, is either awarded or
                                    agreed to by the Company to
                                    the extent such award or
                                    agreement is intended to
                                    compensate an employee for
                                    periods during which the
                                    employee would have been
                                    engaged in the performance of
                                    duties for the Company.

Participant......................   Any Employee who is
                                    participating in the Plan or
                                    any other person with an
                                    account balance under the
                                    Plan.  See Section 3.

Plan.............................   The American Capital
                                    Strategies, Ltd. Employee
                                    Stock Ownership Plan, as
                                    amended from time to time.

Plan Administrator...............   The Administrative Committee
                                    appointed pursuant to
                                    Section 19 to administer the
                                    Plan.

Plan Contributions...............   Payments, in cash or in kind,
                                    including the forgiveness of
                                    indebtedness, made to the
                                    Trust by the Company.  See
                                    Section 4.

Plan Year........................   The twelve-month period
                                    corresponding to the fiscal
                                    year of the Company.

Prime Rate.......................   The rate of interest
                                    identified as such under the
                                    heading "Money Rates" in the
                                    Eastern Edition of The Wall
                                    Street Journal and, if a
                                    range of rates is listed, the
                                    lowest such rate.  In the
                                    event that the practice of
                                    listing such a rate is
                                    discontinued, such other
                                    indication of the

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                                    generally accepted prime rate of
                                    interest as may be designated
                                    by the Board of Directors.

Retirement.......................   Termination of Service upon
                                    the attainment by the
                                    Participant of age 65,
                                    provided that the Employee
                                    has been a Participant for at
                                    least five years.

Service..........................   Employment with the Company.

Termination of Service...........   Retirement or other
                                    termination of an Employee's
                                    Employment with the Company.

Trust............................   The American Capital
                                    Strategies, Ltd. Employee
                                    Stock Ownership Plan Trust,
                                    created by the Trust
                                    Agreement.

Trust Agreement..................   The American Capital
                                    Strategies, Ltd. Employee
                                    Stock Ownership Plan Trust
                                    Agreement between the Company
                                    and the ESOP Trustee,
                                    establishing the Trust and
                                    specifying the duties and
                                    powers of the ESOP Trustee.

Trust Assets.....................   The Company Stock and other
                                    assets held in the Trust for
                                    the benefit of Participants.
                                    See Section 6.

Year of Service..................   Any Plan Year in which a
                                    Participant completes 100
                                    Hours of Service, provided
                                    that if any Plan Year has
                                    fewer than 12 calendar
                                    months, such amount of 100
                                    Hours of Service shall be
                                    prorated accordingly.

              (a) The terms listed below have the meanings set forth in the following Sections: defined benefit plan fraction (Section 7), defined contribution plan fraction (Section 7), Eligible Participant (Section 7), qualified domestic relations order (Section 19), Top-heavy (Section 23), Key Employee (Section 23), Required Aggregation Group (Section 23), Permissive Aggregation Group (Section 23), Top-heavy Compensation (Section 23), Determination Date (Section 23), Determination Period (Section 23), Non-key Employee (Section 23), Top-heavy Ratio (Section 23) and Valuation Date (Section
23).

3.        Eligibility and Participation.

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                                      -9-

                  (a) Each person who is an Employee on the Effective Date, shall become a Participant as of that date. Each other person who becomes an Employee shall become a Participant upon completion of a 30-day employment probationary period. Upon becoming a Participant in accordance with the preceding sentence, each Participant shall be deemed to have been a Participant retroactive to the first day of the Plan Year in which eligibility requirements are satisfied.

                  (b) A former Participant who is reemployed by the Company as an Employee shall become a Participant as of the date of his or her reemployment.

                 (c) A Participant's active participation in the Plan shall continue until such Employee's Termination of Service, although such Employee shall continue to be a Participant until the complete distribution of his or her Accounts, as provided in Sections 13, 14, 15 and 16.

4.        Plan Contributions.

                  (a) Plan Contributions shall be made by the Company to the ESOP Trust for each Plan Year in cash or in Company Stock in a sum at least equal to the following: (i) in an amount which will be sufficient to credit each Participant's Accounts under the Plan with Company Stock or cash equal to 3% of such Participant's Compensation for such Plan Year, (ii) in such additional amounts as may be deemed appropriate by the Board of Directors and allocated in accordance with Section 7(b)(i) and (iii) subject to Section 7(b), at such times and in such amounts as may be needed to permit the ESOP Trustee to meet the obligations of the Trust under any Acquisition Loan.

                  (b) Plan Contributions under the Plan for each Plan Year shall be paid to the ESOP Trust by the Anniversary Date of the Plan Year for which the Plan Contributions are made or as soon as practicable thereafter, but not later than the due date for filing the Company's federal income tax return for that Plan Year, including any extensions of such due date; provided, however, that Plan Contributions shall be made at such times as to enable the Plan to meet its repayment obligations under any Acquisition Loan.

                  (c) In the event that Plan Contributions are paid to the Trust by reason of a mistake of fact as determined in good faith by the Company, upon the Company's request made within one year after the payment to the Trust, the Administrative Committee shall promptly direct the ESOP Trustee to return such Plan Contributions to the Company. All contributions to the Plan are conditioned upon their deductibility.

5.        Participant Contributions.

          No Participant shall be required or permitted to make contributions to the Trust.

6.        Investment of Trust Assets.

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                  (a) The Trust Assets shall be held for the exclusive benefit of Participants and their Beneficiaries, and shall be used solely to pay benefits to such persons. The Trust Assets shall not revert to the benefit of the Company, except as provided in Section 4(c).

                  (b) Trust Assets under the Plan shall be invested primarily in shares of Company Stock. The Administrative Committee may also direct the ESOP Trustee to invest Trust Assets in other investments as described in Paragraph C of the Trust Agreement. All purchases of shares of Company Stock by the Trust from a party in interest (as defined in Section 3(14) of ERISA) shall be made at a price which does not exceed adequate consideration (as defined in Section 3(18) of ERISA). All sales of shares of Company Stock by the Trust to a party in interest (as defined in Section 3(14) of ERISA) shall be made at a price which does not constitute an amount less than adequate consideration (as defined in Section 3(18) of ERISA). The Administrative Committee may direct the ESOP Trustee to invest and hold up to 100% of the Trust Assets in Company Stock.

                  (c) The Administrative Committee may direct the ESOP Trustee to incur Acquisition Loans from time to time to effect the acquisition of Financed Shares under the Plan, or to repay a prior Acquisition Loan. An Acquisition Loan shall be for a specific term; shall, if required to bear interest, bear a reasonable rate of interest; and shall not be payable on demand.

                  (d) No event shall constitute a default by the Trust under any Acquisition Loan from the Company, except the failure of the Trust to use Plan Contributions made under Section 4(a) to satisfy the obligations of the Trust. With respect to any Acquisition Loan from a party in interest, as defined in
Section 3(14) of ERISA, other than the Company, a default shall occur only upon the failure of the Administrative Committee to make a payment when due under the terms of such Acquisition Loan. A default under an Acquisition Loan from a party in interest (as defined in Section 3(14) of ERISA) shall be only with respect to such past due payment and shall entitle any person having a right to payment under the Acquisition Loan only to a transfer of Trust Assets the value of which is no greater than the amount in default.

                  (e) All assets acquired with the proceeds of an Acquisition Loan shall be held in a Loan Suspense Account and shall be released annually as of the Anniversary Date based on the ratio that the principal payments made on the respective Acquisition Loan with respect to the Plan Year bears to the sum of such principal payments and the amount of any principal payments to be made in succeeding Plan Years under the Acquisition Loan. All Financed Shares released from a Loan Suspense Account are to be allocated to Participants' Company Stock Accounts as provided in Section 7.

                  (f) An Acquisition Loan may be secured by a pledge of the Financed Shares acquired with the proceeds of such Acquisition Loan (or acquired with the proceeds of a prior Acquisition Loan that is being refinanced). No other Trust Assets may be pledged as collateral for an Acquisition Loan, and no

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                                      -11-

lender shall have recourse against Trust Assets other than against any Financed Shares remaining subject to pledge, Plan Contributions made to the Trust to enable the Trust to meet its obligations under the Acquisition Loan, and earnings attributable to the investment of such Plan Contributions. Financed Shares shall be released from the pledge in the same proportion and to the same extent as such Financed Shares are released from the Loan Suspense Account in accordance with the preceding paragraph of this Section 6. Repayments of principal and interest (if any) on any Acquisition Loan shall be made by the Administrative Committee only from Plan Contributions paid in cash to enable the Administrative Committee to repay such Acquisition Loan, from earnings attributable to shares of Company Stock or through the forgiveness of indebtedness.

7.        Allocations to Participants' Accounts.

                  (a) Separate Accounts shall be maintained to reflect the interest of each Participant under the Plan, as follows:

                      (i) The Company Stock Account maintained for each Participant shall be credited annually with his or her allocable share of Company Stock (in full and fractional shares) purchased and paid for by the ESOP Trustee, at the direction of the Administrative Committee, or contributed in kind.

                      (ii) The Cash Account maintained for each Participant shall be credited (or debited) annually with his share of Plan Contributions and any net income (or loss) of the Trust, including any cash dividends on shares of Company Common Stock allocated to the Participant's Company Stock Account and the Participant's share of Plan Contributions made in cash. It shall be debited for all distributions and payments properly made from the Accounts, including but not limited to dividends, its proportionate share of any cash payments made under the Plan for the purchase of shares of Company Stock or for the repayment of principal and interest on any Acquisition Loan.

                  (b) The allocations to Participants' Accounts for each Plan Year shall be made as described in the following subsections of this Section 7.

                      (i) Except as otherwise provided in this Section 7(b)(i), all Plan Contributions made under Section 4 (other than Section 4(a)(i)) with respect to a Plan Year and all forfeitures incurred under Section 8(c) with respect to the Plan Year shall be allocated once each Plan Year under this Section 7(b)(i) as of the Anniversary Date of such Plan Year to Stock Accounts and Cash Accounts (as may be required, respectively) of Participants. With respect to each Plan Year, all such Plan Contributions and forfeitures incurred with respect to that Plan Year shall be allocated to the Accounts of each Participant in the ratio that the Compensation paid to each Eligible

          Participant (as defined in Section 7(b)(vi) below) in the Plan Year bears to the total Compensation paid to all Eligible Participants for such Plan Year. All Plan Contributions made under Section 4(a)(i) shall be allocated in accordance with such clause.

                      (ii) Notwithstanding anything else in this Plan to the contrary, Plan Contributions shall not be made to the extent such contributions cannot be allocated to any Participant's Account by reason of the limitations in this Section 7(b)(ii).

                             (A) The total amount of Plan Contributions
                allocated to the Accounts of Participants in any Plan Year may not exceed the lesser of:

                                    (1)  25% of his or her Compensation; or

                                    (2) The dollar amount described in Section
                      415(c)(1)(A) of the Code. In the event these limitations would be exceeded with respect to any participant, allocations of Plan Contributions under this Plan shall be reduced with respect to such participant to the extent necessary to ensure such limitations are not exceeded.

                             (B) If no more than one-third of the Plan
                Contributions with respect to such Plan Year are allocated to highly compensated employees (as defined in Section 414(q) of the Code), forfeitures of employer securities (to the extent provided under Section 415(c)(6)(C) of the Code) and interest payments on an Acquisition Loan (to the extent provided under Section 415(c)(6)(A) of the Code) shall not be counted for the purposes of Subsection 7(b)(ii)(A), above.

                             (C) In addition, Plan Contributions may not be
                allocated to the Accounts under this Plan of any Participant who is covered under a defined benefit plan sponsored by the Company in amounts that would cause the sum of the defined benefit plan fraction and the defined contribution plan fraction with respect to such Participant to exceed 1.0 in any Plan Year. For this purpose, the terms "defined benefit plan fraction" and "defined contribution plan fraction" shall be determined in accordance with Section 415(e) of the Code. In the event these limitations would be exceeded as to any Participant, allocations of Plan Contributions under this Plan shall be reduced with respect to such Participant to ensure that the sum of the defined benefit fraction and defined contribution fraction does not exceed 1.0. For Plan Years in which the Company contributes amounts on behalf of Participants covered by this Plan to other defined contribution plans (as

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                                      -13-

                defined in Section 414(i) of the Code), the limitations set forth in this paragraph shall be applied in the aggregate to this Plan and such other plans and reductions shall be made first under such other defined contribution plan and then under this Plan.

                             (D) Any Plan Contributions that cannot be allocated
                to a Participant's Accounts as a result of the limitations in Sections 7(b)(ii)(A) or (B) shall be allocated and reallocated among the Accounts of all other Eligible Participants to whose Accounts an allocation is made for such Plan Year under Section 7(a)(i) to the extent such reallocations are not in excess of the limitations contained in Sections 7(b)(ii)(A) or (B); provided, however, that reallocations of Plan Contributions under this clause that cannot be made to any Participant's Account without exceeding the limitations of Sections 7(b)(ii)(A) or (B) shall, instead, be contributed in the following Plan Year or in succeeding Plan Years to the extent that such amounts when allocated in addition to the amounts described in Section 4(b) do not exceed the limitations described in Sections 7(b)(ii)(A) or (B) with respect to such Plan Year.

                      (iii) The net income (or loss) of the Trust for each Plan Year will be determined as of the Anniversary Date for such Plan Year. Each Participant's share of the Trust's net income (other than dividends allocated in accordance with Section 7(b)(iv)) or loss will be allocated to his or her Cash Account in the ratio which the total balances of his or her Accounts under the Plan on the preceding Anniversary Date bears to the total of such Account balances for all Participants as of that date. The net income (or loss) of the Trust includes the increase (or decrease) in the fair market value of Trust Assets (other than shares of Company Stock), interest income, dividends and other income and gains (or losses) attributable to Trust Assets (other than any dividends allocated in accordance with Section 7(b)(iv)) since the preceding Anniversary Date. The computation of net income (or loss) of the Trust shall not take into account any interest paid by the Trust on an Acquisition Loan.

                      (iv) Dividends declared on shares of Company Stock held by the Trust shall be allocated under this Section 7(b)(iv).

                             (A) Any cash dividend received on shares of Company
                Stock allocated to a Participant's Company Stock Account as of the record date of the dividend shall, in the sole discretion of the Administrative Committee, be allocated to the Participant's Cash Account, and shall be distributed in accordance with

                Section 13(a) or used by the ESOP Trustee to make payments on an Acquisition Loan. Any cash dividends received on unallocated shares of Company Stock shall, in the sole discretion of the Administrative Committee, be allocated among the Cash Accounts of Participants in the ratio (determined as of the record date with respect to the dividend) that the number of shares of Company Stock allocated to each such Participant's Company Stock Account bears to the total number of shares of Company Stock allocated to all Participants' Company Stock Accounts, and distributed in accordance with Section 13(a) or used by the ESOP Trustee to make payments on an Acquisition Loan. No dividend on shares of Company Stock shall be applied to make payments on an Acquisition Loan unless the proceeds of such loan were used to acquire the shares of Company Stock with respect to which such dividend was paid. No dividend paid with respect to shares of Company Stock allocated to any Participant's Account shall be used to make payments on an Acquisition Loan in accordance with this section unless Company Stock with a fair market value of not less than the amount of such dividend is allocated to such Participant's Account for that year in accordance with the requirements of section 404(k) of the Code.

                             (B) Any stock dividend received on allocated shares
                of Company Stock shall be credited to the stock account to which the Company Stock on which such dividend was declared was allocated (the Company Stock Account).

                      (v) The Administrative Committee shall establish accounting procedures for the purpose of making the allocations to Participants' Accounts provided for in this Section 7. The Administrative Committee shall maintain adequate records of the cost basis of shares of Company Stock allocated to each Participant's Company Stock Account. From time to time, the Administrative Committee may modify its accounting procedures for the purposes of achieving equitable and nondiscriminatory allocations among the Accounts of Participants, in accordance with the provisions of this Section 7 and the applicable requirements of the Code and ERISA. In accordance with
          Section 19, the Administrative Committee may delegate the above responsibilities to the ESOP Trustee and others.

                      (vi) For purposes of this Section 7, an Eligible Participant is a Participant who has satisfied the eligibility requirements of Section 3.

8.        Vesting of Participants' Accounts.

                (a) A Participant shall become vested and nonforfeitable in his or her Accounts in accordance with the following schedule:

      Years of Service             Vested Percentage
      ----------------             -----------------

      Less then One Year                   0%
      One Year                             0%
      Two Years                            0%
      Three Years                         60%
      Four Years                          80%
      Five Years                         100%


                (b) Notwithstanding paragraph (a), a Participant shall become 100% vested in his or her Accounts without regard to his or her Years of Service if he or she (i) is employed by the Company on or after the date he or she satisfies the age requirement for Retirement; (ii) incurs a Disability while employed by the Company, or (iii) dies while employed by the Company.

                (c) In the case of a Participant who incurs one or more, but less than five, consecutive Breaks in Service, all of the Participant's Service with the Company prior to and after such Breaks in Service shall be taken into account in determining the Participant's vested percentage in all amounts credited to his or her Accounts.

                (d) In the case of a Participant who, when he is less than 100% vested in his or her Accounts, incurs at least five consecutive Breaks in Service, the nonvested balances in his or her Accounts shall be forfeited on the Anniversary Date of the Plan Year in which the Participant incurs such five consecutive Breaks in Service and shall be reallocated in accordance with
Section 7(b)(i). Service with the Company prior to such consecutive Breaks in Service shall not be taken into account in determining the Participant's vested percentage in the amounts credited to his or her Accounts prior to such consecutive Breaks in Service, but shall be taken into account in determining the Participant's vested percentage in amounts credited to his Accounts after such consecutive Breaks in Service.

                (e) If a Participant Terminates Service when he has a vested percentage of zero, the Participant shall be deemed to have received a distribution of his or her vested Account balances, and his or her nonvested Account balances shall be forfeited. If such Participant returns to Service prior to incurring five consecutive Breaks in Service, his or her forfeited Account balances shall be restored to him or her.

9.        Expenses of the Plan and Trust.

          All expenses reasonably and properly incurred for the benefit of Plan Participants in connection with administration of the Plan and Trust (including ESOP Trustee fees and legal fees and financial advisory fees) shall be charged to and paid by the Company.

10.       Rights with Respect to Voting and Responding to
          Offers To Purchase or Exchange Company Stock.

                (a) On any corporate matter which involves the voting of the Company Stock held in the Trust, each Participant shall have the right to direct the Administrative Committee as to the manner in which it is to direct the ESOP Trustee to vote securities allocated to his or her Accounts under the Plan. The Administrative Committee shall direct the Trustee to vote Company Stock allocated to Accounts in accordance with such directions. As to Company Stock for which the Administrative Committee does not receive timely and proper directions (including unallocated shares), the Administrative Committee shall direct the Trustee to vote such stock in the same proportion as it directs the Trustee to vote Company Stock as to which timely and proper directions are received.

                (b) With respect to any offer for the purchase or exchange of Company Stock held in the Trust, the Administrative Committee shall direct the ESOP Trustee to respond to such purchase or exchange offer with respect to allocated shares of Company Stock held in the Trust in accordance with directions received from each Participant with respect to shares of Company Stock allocated to his or her Accounts under the Plan. As to Company stock for which the Administrative Committee does not receive timely and proper directions (including unallocated shares), the Administrative Committee shall direct the Trustee to respond to such offer in the same proportion as it directs the Trustee to respond with regard to the Company Stock as to which timely and proper directions are received.

                (c) The Administrative Committee shall promptly distribute to all Participants all notices of Company shareholder meetings and any other notices, reports or materials distributed by the Company to shareholders. On any matter in which a Participant is entitled to direct the Administrative Committee hereunder, the Administrative Committee shall solicit such directions by distributing to each Participant to whose Accounts Company Stock has been allocated, such information as shall be distributed to stockholders of the Company generally in connection with the matter, together with any additional information the Administrative Committee deems appropriate in order for each Participant to give proper directions to the Administrative Committee. The directions received from any Participant shall be held in confidence by the Administrative Committee and the ESOP Trustee and shall not be individually divulged or released to any person, including officers or employees of the Company. Any proper and reasonable costs incurred in connection with obtaining directions shall be treated as expenses of the Plan for the purposes of Section
9. The Section 10 shall not be deemed to apply to dissenters rights created under state law.

11.       Disclosure to Participants.

                (a) The Administrative Committee shall furnish each Participant with a summary plan description of the Plan, as required by Sections 102(a)(1) and 104(b)(1) of ERISA and the regulations thereunder. Such summary plan description shall be updated from time to time as required by ERISA and Department of Labor regulations thereunder.

                (b) Within 90 days after each Anniversary Date, or such later date as is permitted under ERISA and the regulations thereunder, the Administrative Committee shall furnish each Participant with a summary annual report of the Plan required by Section 104(b)(3) of ERISA, in the form prescribed in regulations of the Department of Labor.

                (c) As soon as practicable after each Anniversary Date, the Administrative Committee shall furnish each Participant with a statement reflecting the following information:

                      (i)    The balance (if any) in his or her
          Accounts as of the beginning of the Plan Year.

                      (ii) The amounts of Plan Contributions, forfeitures, dividends and net income (or loss) allocated to his or her Accounts for the Plan Year.

                      (iii) The new balance in his or her Accounts as of that Anniversary Date, including the number of shares of Company Stock allocated and the present fair market value of Company Stock.

                (d) The Administrative Committee shall make available for examination by any Participant copies of the Plan, the Trust Agreement and the latest annual report of the Plan filed (on Form 5500) with the Internal Revenue Service. Upon written request of any Participant, the Administrative Committee shall furnish copies of such documents, and may make a reasonable charge to cover the cost of furnishing such copies, as provided in regulations of the Department of Labor.

12.       Distributions of Capital Accumulation.

          A Participant's vested (nonforfeitable) interest under the Trust is called his or her Capital Accumulation. Distributions to Participants prior to Termination of Service shall be governed by Section 13. A Participant or his or her Beneficiary shall be eligible for a distribution of his or her Capital Accumulation upon Termination of Service in accordance with Section 14. A Participant may defer the commencement of his or her distribution in accordance with Section 15. Notwithstanding anything in this Plan to the contrary, no distribution of Capital Accumulation may commence later than the time set forth in Section 16. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election hereunder, a Distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

13.       In-Service Distributions.

                (a) Any cash dividends received by the Trust on shares of Company Stock and which are allocated to Participants' Cash Accounts in accordance with Section 7(a)(ii) shall be paid as soon as possible (but not later than the time permitted under Section 404(k) of the Code) in cash to such Participants;

provided, however, that the Administrative Committee may direct the Company to pay directly to the Participants entitled to such a distribution any cash dividends which would otherwise be allocated to the respective Cash Accounts in accordance with Section 7(b)(iv).

                (b) Any Participant shall be eligible for and shall take a distribution of his or her Accounts on April 1 following the calendar year in which the Participant attains age 70 1/2 if he or she has not experienced a Termination of Employment at such date. Distribution of the Accounts in the case of such Participant who has not terminated Service with the Company shall be according to the provisions of Section 16.

                (c) Any Participant who has attained age 55 and has 10 years of participation under the Plan may elect to make a withdrawal under this paragraph. Throughout the period beginning with the Plan Year in which such Participant has attained age 55 and has 10 years of Participation and ending with the Plan Year in which the Participant terminates Service, such Participant shall be entitled to request, within 90 days after the close of each Plan Year, a withdrawal of up to 25% of the balance of his or her credit under the Plan. A Participant will be entitled to withdraw amounts under this section only to the extent 25% of the balance to his or her credit under the Plan exceeds amounts previously withdrawn under this section. Beginning with the sixth Plan Year in such period, the preceding sentence shall be applied by substituting "50%" for "25%." In the case of a Participant who has made one or more elections during the period under this paragraph, the extent to which a subsequent election under this paragraph exceeds the amount to which any prior election under this paragraph applies shall be: (i) in the case of the Participant's Cash Account,
(A) 25% or 50%, as the case may be, of the sum of the balance of his or her credit as of the Anniversary Date of the Plan Year with respect to which the subsequent election is made, the amounts distributed pursuant to prior elections and the amounts allocated to his or her Cash Account since such prior election; less (B) the amounts distributed pursuant to prior elections; and (ii) in the case of the Participant's Company Stock Account, (A) 25% or 50%, as the case may be, of the sum of the number of shares of Company Stock in the Participant's Company Stock Account as of the Anniversary Date of the Plan Year with respect to which the subsequent election is made, the number of shares distributed pursuant to prior elections and the number of shares of Company Stock allocated to his or her Company Stock Account since such prior election; less (B) the number of shares of Company Stock distributed pursuant to prior elections. For the purposes of this Section 13, fractional shares which the Participant might be entitled to receive shall be rounded to the nearest whole share. A withdrawal under this Section will be paid within 90 days following the 90-day period in which the Participant made his or her request.

                (d) All distributions or withdrawals under Section 13 shall be paid in the form of a lump-sum payment of whole shares of Company Stock plus the cash distribution from the Participant's Cash Account.

14.       Distributions Following Termination of Service.

                (a) Eligibility for distributions shall be governed by this
Section 14, and distributions shall be made in accordance with Section 16.

                (b) A Participant (or his or her Beneficiary, as the case may be) shall be eligible to receive a distribution of his or her Capital Accumulation under this Section 14 on the following dates:

                      (i) In the case of a Participant who experiences a Termination of Service by reason of Retirement, Disability or death, as soon as practicable after the termination of Service; and

                      (ii) In the case of a Participant who experiences a Termination of Service for any reason other than Retirement, Disability or death, as soon as practicable after the five-year anniversary of the close of the Plan Year following the Plan Year in which the Participant terminates Service (except that a Participant who resumes Service before such period shall not be eligible for a distribution at that time).

                (c) Upon application for a distribution by a Participant or Beneficiary eligible for a distribution under this Section 14, a Participant shall receive a distribution of his or her Capital Accumulation in the form of one lump sum payment of shares of Company Stock allocated to his or her Company Stock Account, cash representing the value of any Fractional Shares and any cash allocated to his or her Cash Account.

15.       Deferrals of Distributions and Mandatory Distributions.

                (a) A Participant who terminates Service may elect to defer the distribution of his or her Capital Accumulation under Section 14 for a period not extending beyond the date on which the distribution of his or her Capital Accumulation is required to commence under Section 15(b) or 15(c), whichever is applicable.

                (b) Notwithstanding any provision in this Plan to the contrary, unless a Participant elects to defer the commencement of the distribution of his or her Capital Accumulation, distribution of his or her Capital Accumulation shall commence not later than 60 days after the Anniversary Date coinciding with or next following the later of (A) his or her 65th birthday; (B) the tenth anniversary of the date he or she commenced participation in the Plan; or (C) the date of his or her Termination of Service.

                (c) Notwithstanding any provision in this Plan to the contrary, regardless of whether a Participant elects to defer the commencement of a distribution, the distribution of a Participant's Capital Accumulation will be made no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. If the distribution of the Participant's Capital Accumulation has begun under either Section 14 or 15 and the Participant dies before receiving a complete distribution of his or her Capital Accumulation, the remaining portion (if any) of the Participant's Capital Accumulation shall be distributed to his or her Beneficiary at least as rapidly as it would have been distributed to the Participant under Section 14 or 15. If the Participant dies prior to the time the distribution of his or her Capital Accumulation has commenced, his or her Capital Accumulation will be distributed to his or her Beneficiary within one year of the death of such Participant.

                (d) If the amount of the Capital Accumulation to which a Participant is entitled cannot be determined by the date on which such distribution should commence under Sections 13, 14 or 15, or if the Participant cannot be located, distribution of his or her Accounts shall commence within 60 days after the date on which his or her Capital Accumulation can be determined or after the date on which the Administrative Committee locates the Participant.

                (e) If any part of a Participant's Accounts is retained in the Trust after his or her Termination of Service, his or her Accounts will continue to be treated as provided in Section 7. However, such Accounts will not be credited with any additional Plan Contributions, except with respect to the Plan Year in which the Termination of Service occurs.

16.       Manner of Distribution of Capital Accumulation.

                (a) Except with respect to distributions required under Sections 13(b) and 15(c), distributions and withdrawals of Capital Accumulations will only be made upon a Participant's (or Beneficiary's) application for benefits. An appropriate form for the application for benefits shall be distributed to each Participant (or Beneficiary, as the case may be) by the Administrative Committee upon the Participant's Termination of Service. No Capital Accumulation with a value that has ever exceeded $3,500 shall be distributed (under Sections 13, 14, or 15) to a Participant prior to the attainment by the Participant of age 65 or the death of the Participant without the written consent of the Participant.

                (b) Distributions shall be made to the Participant, if living, and, if not, to his or her Beneficiary. Except as otherwise provided herein, a Participant's Beneficiary shall be his or her spouse. A Participant may designate a Beneficiary (and contingent Beneficiaries) other than his or her spouse upon becoming a Participant (and may change such designation at any time) by filing a written designation with the Administrative Committee. Such designation (and any changes in designation) will be valid only if: (i) the spouse to whom the Participant was married for one year preceding the Participant's death has consented in writing to the designation of that Beneficiary; (ii) the consent acknowledges the effect of the designation; and
(iii) the consent is witnessed by a notary public or Plan representative. Changes in Beneficiaries must be accompanied by a spousal consent that meets the requirements stated above. The Administrative Committee or its designee may ask an unmarried Participant (or a Participant who cannot locate his or her spouse) to provide proof that such Participant is unmarried (or cannot locate his or her spouse, as the case may be) before accepting a Beneficiary designation.

                (c) The Administrative Committee shall withhold income tax from the distribution, if required, in accordance with applicable provisions of the Code.

17.       Rights, Restrictions and Options on Company Stock.

                (a) If Company Stock is not readily tradeable on an established market (within the meaning of Section 409(h) of the Code), any Participant receiving a distribution of shares of Company Stock from the Trust shall have the right to require the Company to purchase such shares of Company Stock (the "Put Option") at any time during the two periods described below, at the then fair market value, such fair market value to be determined annually as of the respective Anniversary Date by an independent appraiser selected by the Administrative Committee in accordance with Section 19. The first period during which the Put Option may be exercised shall be the 60-day period beginning on the date the Company Stock to be purchased was distributed to the Participant. The second period during which the Put Option may be exercised shall be the 60-day period beginning after mailing of written notice to the Participant of the next following determination of the fair market value of Company Stock.

                (b) The Company shall pay for the Company Stock sold pursuant to this Section 17 by making payment in one lump sum, or, if the Board of Directors determines that financial considerations of the Company so necessitate, by substantially equal periodic (not less frequently than monthly) payments over a period beginning not later than 30 days after the exercise of the Put Option and not exceeding 5 years; provided, however, that the Company provides adequate security and pays reasonable interest with respect to the remaining installments. However, reasonable interest on installment payments shall be deemed to be equal to the Prime Rate plus two percentage points and adequate security shall be deemed to be a pledge of the Company Stock sold pursuant to
Section 17. If installment payments are not elected by the Company, the payment for shares of Company Stock sold pursuant to such Put Option shall be made in a lump sum, within 30 days after exercise of the Put Option.

                (c) At any time Company Stock is not readily tradable on an established market, any shares distributed pursuant to this Plan shall be subject to a "right of first refusal" and shall not be transferable by any holder to any person until and unless the Company has been offered an opportunity to acquire all of the holder's shares. Prior to any transfer, the holder shall offer the Company Stock to the Company, at the appraised fair market value determined under Section 19(g) as of the Anniversary Date coinciding with or preceding such offer. Alternatively, a bona fide written offer from an independent prospective buyer (as reasonably determined by the Administrative Committee) shall be deemed to be the fair market value of such Company Stock for the purposes of the right of first refusal. Upon receipt of a copy of the written offer, the Company will then have 14 days to exercise the right of first refusal. In the event that such right of first refusal is exercised in response to a bona fide written offer from an independent prospective buyer, it shall be exercised upon the same terms or terms constituting substantially the same economic value as those offered by such prospective buyer. The Administrative Committee shall determine whether a written offer from a prospective buyer is made in good faith.

                (d) Except as provided in this Section 17, no security acquired with the proceeds of an Acquisition Loan shall be subject to a put or call option, or buy-sell agreement or similar arrangement while held by and when distributed by the plan. The provisions of this Section 17 shall continue to be applicable to shares of Company Stock held or distributed by the Administrative Committee even if the Plan ceases to be an employee stock ownership plan under
Section 4975(e)(7) of the Code.

18.       No Assignment of Benefits.

          Except to the extent provided in Section 13, a Participant shall not receive any payment, withdrawal or distribution under the Plan during his or her Service with the Company; nor may his or her interest in the Plan as a Participant, or after his or her participation has ended, or that of his or her Beneficiary, be assigned or alienated by voluntary or involuntary assignment except pursuant to a "qualified domestic relations order" as determined in accordance with procedures established by the Administrative Committee and with
Section 414(p) of the Code. Such procedures shall provide for the segregation in a separate account of any amounts to be paid to an alternate payee. Any attempt by a Participant (or Beneficiary) to assign or alienate his or her interest under the Plan, or any attempt to subject his or her interest to attachment, execution, garnishment or other legal or equitable process, shall be void.

19.       Administration.

                (a) The Plan will be administered by a two-member Administrative Committee which shall be appointed by the Board of Directors. The Board of Directors shall reserve one such seat for a Participant elected by majority vote of the Participants to serve a term set by the Board of Directors. Each Administrative Committee member may be removed at any time in the manner he or she was appointed and replaced in the same manner. All actions taken by the Administrative Committee shall require a vote of three members of the Administrative Committee unless two or fewer members are then serving in which case unanimity shall be required.

                (b) An Administrative Committee member who is an individual receiving compensation as a full-time Employee of the Company shall not be paid compensation for serving as an Administrative Committee member, except to the extent necessary to compensate the Employee at his or her regular rates of pay for time spent on Administrative Committee matters. An Administrative Committee member who is not receiving compensation as an Employee of the Company shall be paid reasonable compensation by the Company for such services. The Company shall pay expenses properly and actually incurred by the Administrative Committee members in the performance of their duties.

                (c) The Administrative Committee shall be the Named Fiduciary (as defined in ERISA Section 402(a)(2)) with authority to control and manage the operation and administration of the Plan and Trust. The Administrative Committee shall be the Plan Administrator under Section 414(g) of the Code (and as defined in ERISA Section 3(16)(A)). Subject to the provisions of the Plan and to such restrictions as the Board of Directors may impose, the Committee shall have the discretionary power to interpret and construe the provisions of the Plan, to determine eligibility for benefits under the Plan, to supply omissions herein, and to establish rules and regulations for the interpretation and administration of the Plan and transaction of its business, including, among other things, provisions for determining who are Participants, what constitutes a Year of Service and Compensation, allocation to Participants of Employer Contributions, forfeitures and income (or loss) and other monies received by the Plan and valuation of the Trust Assets.

                (d) The Administrative Committee shall meet from time to time. Minutes of each meeting of the Administrative Committee shall be kept. The Administrative Committee shall make such rules (including, but not limited to, procedures for determining whether a state court order is a qualified domestic relations order under Section 414(p) of the Code), regulations, computations, interpretations and decisions, as may be necessary to administer the Plan in a nondiscriminatory manner for the exclusive benefit of the Participants (and their Beneficiaries), pursuant to the applicable requirements of the Code and ERISA.

                (e) The Administrative Committee shall establish Company Stock and Cash Accounts for each Participant or Beneficiary under the Plan. The Administrative Committee shall maintain separate records showing the amount of each contribution by the Company, the number of shares of Company Stock purchased or contributed and the cost basis of such Company Stock, forfeitures, and any earnings (including dividends). Upon receipt of any Plan Contributions, the Administrative Committee shall direct the ESOP Trustee to allocate such contribution to the Accounts of each Participant so entitled to an allocation under the Plan. The Administrative Committee shall maintain records indicating the balance in each Account, the Anniversary Date with respect to which an allocation was made to a Participant's Account, the date and amount of any distribution. The Company shall provide the Administrative Committee with whatever records are necessary for the Administrative Committee to make allocations to Accounts.

                (f) The Administrative Committee may allocate fiduciary responsibilities between themselves and may designate other persons to carry out fiduciary responsibilities (other than voting responsibilities) under the Plan, with the written consent of such other persons. The Administrative Committee may delegate to other persons, including the ESOP Trustee and the Company (with the ESOP Trustee's and the Company's written consent, respectively), the responsibility for maintaining records of Accounts, for making allocations to Accounts, and any responsibility imposed by this Plan or law on the Plan

Administrator. The Administrative Committee may delegate the responsibility for investing the Trust Assets other than Company Stock. The Administrative Committee shall establish a policy for investing the Trust Assets for the benefit of Participants in a manner consistent with the objectives of the Plan and the requirements of ERISA.

                (g) To the extent reasonably necessary, the Administrative Committee is empowered, on behalf of the Plan and Trust, to employ investment managers (as defined in Section 3(38) of ERISA), accountants, legal counsel (for the members of the Administrative Committee, individually or collectively) and other agents to assist it in the performance of its duties under the Plan. As soon as practicable after each Anniversary Date occurring in a Plan Year in which Company Stock is not readily tradable on an established market (as defined in Section 409(h) of the Code), the Administrative Committee shall obtain an appraisal of the fair market value of the Company Stock held by the Trust from an independent appraiser who meets the requirements of the regulations promulgated under Section 170(a)(1) of the Code. The compensation and expenses of any trustee, investment manager, accountant, legal counsel, independent appraiser, agent or other service provider retained by the Administrative Committee shall be paid by the Company.

                (h) The Company shall secure fidelity bonding for the fiduciaries of the Plan, as required by Section 412 of ERISA. The Company shall indemnify each member of the Administrative Committee, where applicable, against any personal liability or expense, except such liability or expense as may result from willful gross misconduct. In addition, the Plan may purchase insurance in accordance with Section 410(b) of ERISA, with the cost of such insurance to be treated as an expense of administering the Plan under Section 9.

20.       Claims Procedure.

                (a) A Participant (or Beneficiary) may present a claim to the Administrative Committee for any unpaid benefits. All questions and claims regarding benefits under the Plan shall be acted upon by the Administrative Committee. Each Participant (or Beneficiary) who wishes to file a claim for benefits with the Administrative Committee shall do so in writing, addressed to the Administrative Committee. If the claim for benefits is wholly or partially denied, the Administrative Committee shall notify the Participant (or Beneficiary) in writing of such denial of benefits within 90 days after the Administrative Committee initially received the benefit claim.

                (b) Any notice of a denial of benefits shall advise the Participant (or Beneficiary) of:

                      (i) the specific reason or reasons for the denial;

                      (ii) the specific provisions of the Plan on which the denial is based;

                      (iii) any additional material or
          information necessary for the Participant (or Beneficiary) to perfect his or her claim and an explanation of why such material or information is necessary; and

                      (iv) the steps which the Participant (or
          Beneficiary) must take to have his or her claim for benefits reviewed.

                (c) Each Participant (or Beneficiary) whose claim for benefits has been denied shall have the opportunity to file a written request for a full and fair review of his or her claim by the Administrative Committee, to review all documents pertinent to his or her claim and to submit a written statement regarding issues relative to his or her claim. Such written request for review of his or her claim must be filed by the Participant (or Beneficiary) within 60 days after receipt of written notification of the denial of his or her claim. The decision of the Administrative Committee will be made within 30 days thereafter and shall be communicated in writing to the claimant. Such written notice shall set forth the specific reasons and specific Plan provisions on which the Administrative Committee based its decision.

                (d) All notices by the Administrative Committee denying a claim for benefits, and all decisions on requests for a review of the denial of a claim for benefits, shall be written in a manner calculated to be understood by the Participant (or Beneficiary) filing the claim or requesting the review.

21.       No Duties or Rights Except as Provided in the Plan.

                (a) All benefits under the Plan will be paid only from the Trust Assets, and neither the Company, the Administrative Committee nor any of its members nor any other person shall have any duty or liability to furnish the Trust with any funds, securities or other assets, except as expressly provided in the Plan.

                (b) The adoption and maintenance of the Plan shall not be deemed to constitute a contract of Employment between the Company and any Employee, or to be in consideration for any Employment.

22.       "Top-Heavy" Contingency Provisions.

                (a) The provisions of this Section 22 are included in the Plan pursuant to Section 401(a)(10)(B)(ii) of the Code and shall become applicable only if the Plan becomes a "top-heavy plan" under Section 416(g) of the Code for any Plan Year.

                (b) The Plan shall be "top-heavy" only if the total Account balances of "Key Employees" as of the Determination Date exceed 60% of the total Account balances for all Participants. For years in which a "Key Employee" is a Participant in the Plan, the determination of whether the Plan is top-heavy will be made on the basis of the Plan's "Required Aggregation Group." In years in which no Key Employee is a Participant in the Plan, the determination may be made on the basis of the Plan's "Permissive Aggregation Group."

                (c) For any Plan Year in which the Plan is "top-heavy," each Participant who is an Employee on the Anniversary Date (and who is not a "Key Employee") shall receive a minimum allocation of Plan Contributions and forfeitures which is equal to the lesser of:

                      (i) 3% of his or her Top-Heavy
          Compensation; or

                      (ii) the same percentage of his or her Top-Heavy Compensation as the allocation to the "Key Employee" for whom the percentage is the highest for that Plan Year.

                (d) For any Plan Year in which the Plan is "top-heavy," each Participant who is not a "Key Employee" but is an Employee on the Anniversary Date and who is also a Participant in a defined benefit plan sponsored by the Company or a member of its Controlled Group, shall receive a minimum allocation of Plan Contributions and forfeitures equal to 5% of his or her Top-Heavy Compensation; provided, however, that if such Participant is entitled to receive a benefit under such defined benefit plan equal to such Participant's highest average annual Top-Heavy Compensation for up to five top-heavy years multiplied by the lesser of (i) 2% times Years of Service, or (ii) 20%, then the Participant shall receive a minimum allocation as set forth in Section 22(c), above.

                (e) For any Plan Year in which the Plan is "top-heavy," the additional limitation provided under Section 7 for that Plan Year shall be determined by substituting 1.0 for 1.25 in the calculation of the defined benefit fraction and the defined contribution fraction in Section 6.

                (f) For any Plan Year in which the Plan is "top-heavy," the portion of a Participant's Accounts that is vested and nonforfeitable on any specified date during such Plan Year shall be determined on the basis of his or her Years of Service as of such date in accordance with the following schedule:

          Years of Service                    Percent Vested
          ----------------                    --------------

                  One                                 0%
                  Two                                20%
                  Three                              40%
                  Four                               80%
             Five or More                           100%

                If the plan shall cease to be "top-heavy" for any succeeding Plan Year following a Plan Year in which the Plan was "top-heavy," the portion of a Participant's Accounts that is vested shall be determined according to the vesting schedule set forth in Section 8(a), provided that all portions of a Participant's Accounts that became vested during a Plan Year in which the Plan was "top-heavy" shall continue to be vested, notwithstanding application of the vesting schedule set forth in Section 8(a).

                (g) For the purposes of Section 22, the following definitions apply:

                      (i) "Top-Heavy Compensation" will mean the average compensation of the Participant not exceeding $150,000, determined using his or her five highest consecutive years of Compensation. For the purpose of the preceding sentence, years beginning after the close of the last Plan Year in which the Plan was a top-heavy plan will be disregarded.

                      (ii) "Determination Date" means, with respect to the Plan, the last day of the preceding Plan Year for any Plan Year subsequent to the first Plan Year. For the first Plan Year of the Plan, it means the last day of the Plan Year.

                      (iii) "Key Employee" means an individual (and the Beneficiaries of such individual) who at any time during the Determination Period had Compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code (as adjusted after 1985 pursuant to Section 415(d)(1)(B) of the Code) while an officer of the Company, an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Company if such individual's annual Compensation exceeds the dollar limitation under
          Section 415(c)(1)(A) of the Code (as adjusted after 1985 pursuant to Section 415(d)(1)(B) of the Code), a 5% owner of the Company, or a 1% owner of the Company who has annual Compensation of more than $150,000.

                      (iv) "Determination Period" means the Plan Year containing the Determination Date and the four preceding Plan Years.

                      (v) "Non-Key Employee" means any Employee who is not a "Key Employee."

                      (vi) "Permissive Aggregation Group" means each plan in the Required Aggregation Group and any other qualified plan(s) selected by the Company if such group of plans would meet the requirements of Sections 401(a)(4) and 410 of the Code.

                      (vii) "Required Aggregation Group" means (A) each qualified plan of the Company in which at least one Key Employee participates and (B) any other qualified plan of a member of the Company which enables any plan described in (A) to meet the requirements of Section 401(a)(4) or 410 of the Code.

                      (viii) "Top-Heavy Ratio" means the fraction used to determine if the Plan is top-heavy under Section 22(b). It is a fraction, the numerator of which is the sum of the Key Employees' Account balances under the applicable defined contribution plans and the present value of the Key Employees' accrued benefits under the applicable defined benefit plans, and the denominator of which is the sum of all Participants' Account balances under the applicable defined contribution plans and the present value of all Participants' benefits under the applicable defined benefit plans. Both the numerator and the denominator of this fraction shall be adjusted to include Plan distributions made to Participants in the five-year period ending on the Determination Date (including distributions under a terminated plan which, if it had not been terminated, would have been part of a required aggregation group) and in the case of defined contribution plans any contributions due but unpaid as of the Determination Date. The value of Account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date. The Account balances and accrued benefits of an individual who is not a Key Employee but who was a Key Employee in a prior year will be disregarded, and the Account balance of any individual who has not performed any services for any employer maintaining a plan to which this Section 22 applies (other than benefits under such a plan) at any time during the five years preceding the Determination Date shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. When more than one plan is being considered, the value of Account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

                    (ix) "Valuation Date" means, for the purpose of valuing Account balances under this Section 22, the Anniversary Date falling in the same Plan Year as the Determination Date.

23.       Future of the Plan.

                (a) Amendments to the Plan or the Trust Agreement may be adopted by majority vote of the Company's Board of Directors.

                (b) The Plan or the Trust Agreement may be terminated (in whole or in part) by majority vote of the Board of Directors.

                (c) Neither amendment nor termination of the Plan shall retroactively reduce the vested rights of Participants nor permit any part of the Trust Assets to be diverted or used for any purpose other than for the exclusive benefit of the Participants (and their Beneficiaries).

                (d) If the Plan is terminated (or partially terminated), participation of all Participants affected by the termination will end and the Accounts of such Participants shall become 100% vested and nonforfeitable, to the extent funded. After termination of the Plan, the Trust will be maintained until the Accounts of all Participants have been distributed. Accounts may be distributed following termination of the Plan as promptly as administratively feasible.

                (e) In the event of the merger or consolidation of this Plan with another plan, or the transfer of Trust Assets (or liabilities) to another plan, the Account balances of each Participant immediately after such merger, consolidation or transfer must be at least as great as immediately before such merger, consolidation or transfer (as if the Plan had then terminated).

24.       Governing Law.

          The provisions of this Plan shall be construed, administered and enforced in accordance with the laws of the State of Delaware to the extent such laws are not superseded by ERISA.

25.       Successors and Assigns.

          In the event of the dissolution, merger, consolidation, or reorganization, or change of name of the Company, this Plan shall be binding on the successor entity arising out of the dissolution, merger, consolidation or reorganization. Such successor entity shall be deemed to have assumed all liabilities of the Company under this Plan and to have succeeded to all of the powers, duties, liabilities, and responsibilities of the Company under this Plan.

26.       Execution.

          To record the adoption of this First Amended and Restated Plan, the undersigned duly authorized officers of the Company have caused this document to be executed and to bear the corporate seal of the Company, all as of the Effective Date.

                                   AMERICAN CAPITAL STRATEGIES, LTD.



Dated:  August __, 1997            By:__________________________
                                      President



ATTEST: _________________
        Secretary



[SEAL]


                                       -2-